SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )                    March 9, 2010

CRYSTAL RIVER CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Maryland	001-32958	20-2230150
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Three World Financial Center,
200 Vesey Street, 10th Floor
New York, New York	10281-1010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code                    (212) 549-8400

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On March 9, 2010, Crystal River Capital, Inc. (the “Company”) entered into a binding letter of intent (the “Asset Sale LOI”), with Ranieri Partners Management LLC (“Ranieri”), pursuant to which Ranieri agreed to purchase five commercial mortgage-backed securities (“CMBS”) bonds from the Company (the “CMBS Purchase”). The five CMBS bonds had a carrying value of approximately $0.9 million as of December 31, 2009. In addition, under the Asset Sale LOI, Ranieri agreed to acquire the rights to:

(i)             (a) direct the Company to use commercially reasonable efforts to advocate for the appointment of Ranieri or another person designated by Ranieri (Ranieri or such other person, the “Specified Manager”) as the collateral manager for Crystal River CDO 2005-1, Ltd. (“CDO1”) and (b) exercise, from and after the final consummation of the CMBS Purchase, any and all of the Company’s rights, in the Company’s capacity as the sole holder of the preferred shares of CDO1, to direct the appointment of a replacement collateral manager for CDO1 (subject to any fiduciary or other legal obligations of the Company) (clauses (a) and (b) of this subparagraph (i) are collectively referred to herein as the “CDO1 Rights Purchase”); and

(ii)          (a) direct the Company, in its capacity as the sole holder of the preferred shares of Crystal River Resecuritization 2006-1 Ltd. (“CDO2”), to direct CDO2 to appoint the Specified Manager as the replacement collateral manager for CDO2, following the resignation of the Company’s manager as the CDO2 collateral manager under the collateral management agreement for CDO2 and (b) exercise, from and after the final consummation of the CMBS Purchase, any and all of the Company’s rights, in the Company’s capacity as the sole holder of the preferred shares of CDO2, to direct the appointment of a replacement collateral manager for CDO2 (subject to any fiduciary or other legal obligations of the Company) (clauses (a) and (b) of this subparagraph (ii) are collectively referred to herein as the “CDO2 Rights Purchase”).

Ranieri has agreed to pay a total of $8.0 million for the CMBS Purchase, the CDO1 Rights Purchase and the CDO2 Rights Purchase (collectively, the “Transaction”). The following table provides information with respect to the purchase price to be paid by Ranieri (either directly or through one or more of its affiliates) and the estimated closing date for each component of the Transaction:

Component of Transaction	Purchase Price	Estimated Closing Date

CMBS Purchase	$2,500,000 (plus accrued and unpaid interest through the closing date of this portion of the Transaction)	Closed on March 15, 2010

CDO1 Rights Purchase	$3,500,000	Third Quarter/Fourth Quarter 2010 (90 days after obtaining approval of Class A Notes to appoint the Specified Manager)

CDO2 Rights Purchase	$2,500,000	June/July 2010

In connection with the execution of the Asset Sale LOI, one of Ranieri’s affiliates paid $1.6 million (20% of the total purchase price) as a deposit on the Transaction. A ratable portion of the escrowed funds (based on the purchase prices specified above) will be applied to each component of the Transaction upon the closing of that component. The CMBS Purchase closed on March 15, 2010 and $0.5 million of the deposit was applied against the $2.5 million purchase price for the CMBS bonds. An affiliate of Brookfield Asset Management Inc. (“Brookfield”) is a lender to the Ranieri affiliate that purchased the CMBS bonds (such affiliate of Ranieri, the “Purchaser”) and proceeds from such loan have been used to fund the deposit referenced above and the remainder of the purchase price for the CMBS bonds and an additional $1.9 million available under the loan may be used to fund a portion of the purchase price for the CDO1 Rights Purchase and the CDO2 Rights Purchase. In addition, an affiliate of Brookfield (the “Co-Investor”) is a co-investor with the Purchaser in the entity (the “Servicer”) that acts as the special servicer for several of the CMBS securitizations in which the Company has invested, including all of the securitizations in which the bonds that were the subject to the CMBS Purchase are a part. Brookfield and/or its affiliates have, or prior to the CMBS Purchase had, the ability to designate the special servicer for the securitizations in which the bonds that were the subject to the CMBS Purchase are a part and had designated the Servicer as the special servicer for those securitizations. The Co-Investor and the Purchaser own approximately 8.5% and 32.3%, respectively, of the Servicer.

The Company also agreed to grant to Ranieri a right of first refusal to purchase all or any portion of its interest in two CMBS securitizations if the Company sells those securities in the future.

The completion of the Transaction is subject to various customary closing conditions as well as the execution of definitive documentation. The Asset Sale LOI and the Transaction were approved by a Special Committee of the Company’s board of directors, which is comprised entirely of the independent members of the Company’s board of directors (the “Special Committee”). The Special Committee, with the assistance of Broadpoint.Gleacher, the Special Committee’s financial advisor, solicited and received several bids on the assets that are the subject of the Transaction. The Special Committee selected the Ranieri bid based on the combination of price and other terms, in particular those providing greater certainty of closing.

As previously disclosed, the Company has entered into a definitive merger agreement (the “Merger Agreement”) with Brookfield pursuant to which Brookfield will acquire all the outstanding common stock of Crystal River that Brookfield does not already own for cash at a price of $0.60 per share (the “Merger”). Under the terms of the Merger Agreement, Brookfield and the Company are required to use all reasonable efforts to cause the Transaction to be implemented prior to, but as close as practicable to, the effective time of the Merger. For more information about the Merger Agreement and the Merger, please see the Company’s Form 8-K filed with the SEC on February 24, 2010, which is incorporated herein by reference.

The foregoing description is qualified in its entirety by reference to the Asset Sale LOI, which will be attached as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, which the Company intends to file in May 2010.

Information Regarding the Solicitation of Proxies

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed Merger, Crystal River will file proxy materials with the SEC relating to the solicitation of proxies to vote at a special meeting of stockholders to be called to approve the Merger. The definitive proxy statement will be mailed to the stockholders of Crystal River in advance of the special meeting. Stockholders of Crystal River are urged to read the proxy statement and other relevant materials when they become available because they will contain important information about the Merger. Stockholders may obtain a free copy of the proxy statements and any other relevant documents (when available) at the SEC’s web site at http://www.sec.gov. The definitive proxy statements and these other documents also will be available on Crystal River’s website (http://www.crystalriverreit.com) and may be obtained free from Crystal River by directing a request to Crystal River Capital, Inc., Attn: Investor Relations, Three World Financial Center, 200 Vesey Street, 10th Floor, New York, New York 10281.

Crystal River and its directors and certain executive officers may be deemed to be participants in the solicitation of proxies from Crystal River’s stockholders in respect of the Merger. Information about the directors and executive officers of Crystal River and their respective interests in Crystal River by security holdings or otherwise is set forth in its proxy statement relating to the 2009 annual meeting of stockholders, which was filed with the SEC on April 28, 2009. Investors may obtain additional information regarding the interest of the participants by reading the proxy statement when it becomes available, which will solicit proxies in respect of the Merger.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of that term in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding the expected consummation of the Transaction, as well as the expected timing of the Transaction. These statements are based on the current expectations of management of Crystal River Capital, Inc. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this Current Report on Form 8-K. For example, among other things, conditions to the closing of the Transaction may not be satisfied and the Transaction may involve unexpected costs, unexpected liabilities or unexpected delays. Additional factors that may affect the future results of Crystal River are set forth in its filings with the SEC, which are available at http://www.sec.gov. Unless required by law, Crystal River Capital, Inc. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYSTAL RIVER CAPITAL, INC.

By:	/s/ Rodman L. Drake
	Name:	Rodman L. Drake
	Title:	Chairman, President and Chief Executive Officer

Date:  March 16, 2010